UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 26, 2013

BANK OF HAWAII CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 694-8822
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On April 26, 2013, Bank of Hawaii Corporation (the “Company”) held its annual shareholders meeting.  At the meeting, the following matters were submitted to a vote of the shareholders:

1.             Election of Directors: *

Nominee	Votes Cast For	Votes Withheld	Non-Votes
S. Haunani Apoliona	32,561,016	182,470	6,838,184
Mary G. F. Bitterman	32,500,301	243,185	6,838,184
Mark A. Burak	32,523,455	220,031	6,838,184
Michael J. Chun	32,589,880	153,606	6,838,184
Clinton R. Churchill	32,561,199	182,287	6,838,184
David A. Heenan	32,458,733	284,753	6,838,184
Peter S. Ho	32,500,966	242,520	6,838,184
Robert Huret	32,482,963	260,523	6,838,184
Kent T. Lucien	27,377,918	5,365,568	6,838,184
Martin A. Stein	32,463,648	279,838	6,838,184
Donald M. Takaki	27,288,559	5,454,927	6,838,184
Barbara J. Tanabe	32,576,187	167,299	6,838,184
Raymond P. Vara, Jr.	32,375,355	368,131	6,838,184
Robert W. Wo	32,568,436	175,050	6,838,184
 *   The directors are elected by a plurality of the votes cast.

2.             Advisory vote on the Company’s executive compensation:

Votes Cast For	Votes Against	Abstentions	Non-Votes
31,436,715	968,144	338,627	6,838,184

3.             Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

Votes Cast For	Votes Against	Abstentions	Non-Votes
39,285,307	227,212	69,151	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2013	Bank of Hawaii Corporation

	By:	/s/ Mark A. Rossi
Mark A. Rossi
Vice Chairman and Corporate Secretary